UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2015

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

DELAWARE	000-51436	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 Route 25A, No. 2

East Setauket, New York 11733

(Address of principal executive offices)

Registrant’s telephone number, including area code: 631 942 7959

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Agreement

Effective December 29, 2015 (the “Effective Date”), the Company entered into a License Agreement (the “TMU License Agreement”) with Taipei Medical University (“TMU”), pursuant to which the Company granted to TMU an exclusive license of its lead anti-cancer compound, LB-100, for treatment of hepatocellular carcinoma (HCC) in Asia. Under the TMU License Agreement, TMU will determine the effectiveness of LB-100 against HCC in clinical trials conducted in accordance with both Taiwan and U.S. regulatory requirements. TMU will make milestone and royalty payments to the Company as set forth in the TMU License Agreement.

Item 8.01 Other Events

On December 30, 2015, the Company issued a press release regarding the entering into of the TMU License Agreement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits, which information is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2015	LIXTE BIOTECHNOLOGY HOLDINGS, INC.

	By:	/s/ JOHN S. KOVACH
John S. Kovach, Chief Executive Officer

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Index to Exhibits

Exhibit No.	Description

10.01	Exclusive License Agreement between the Company and Taipei Medical University.

99.1	Press Release.

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